SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


             Date of Report (Date of Earliest Event) May 8, 2000


                             Ranger Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


Connecticut                             1-5673                        06-0768904
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(State or Other                       (Commission               (I.R.S. Employer
Jurisdiction of                      File Number)                 Identification
incorporation)                                                              No.)





                   One Regency Drive, Bloomfield, Connecticut         06002
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               (Address of Principal Executive Offices)           (Zip Code)


                                 (860) 726-1208
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              (Registrant's Telephone Number, Including Area Code)



         (Former Name or Former Address, If Changed Since Last Report.)



941411.3


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ITEM 5.           Other Events.

On May 8, 2000, an order of the United States Bankruptcy Court for the Southern District of New York (the "Order") became final and non-appealable. The Order authorizes the trustee of the Ranger Industries, Inc. Product Liability Trust (the "Product Liability Trust") (i) to obtain insurance covering all claims made against the Product Liability Trust where the injury giving rise to the claim occurred between May 15, 1990 and May 15, 2020 and (ii) after paying $1,156,000 for the insurance premiums, to make a cash distribution to Ranger Industries, Inc. of all of the remaining funds in the Product Liability Trust other than $600,000 which shall remain in the Product Liability Trust to pay the administrative expenses of the Product Liability Trust.

On March 31, 2000, there was approximately $12.6 million in the Product Liability Trust.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RANGER INDUSTRIES, INC.
                                          (Registrant)


Date:  May 10, 2000
                                          By:  /s/ Morton E. Handel
                                              _________________________________
                                               Name:    Morton E. Handel
                                               Title:   President and Chief
                                                        Executive Officer

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